EXHIBIT 10.106

EMBR PROGRAM
20070105.006.S.007
Between
STARTEK, INC.
And
AT&T CORP.

 * Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission. An asterisk within brackets denotes omissions.

Agreement No. 20070105.006.C
Order No. 20070105.006.S.007

AGREEMENT ORDER# 20070105.006.S.007
This Order is by and between Startek, Inc. a Delaware corporation (“Supplier”) and AT&T Services, Inc., a Delaware corporation (“AT&T”), and shall be governed pursuant to the terms and conditions of Agreement Number 20070105.006.C. Any terms and conditions in this Order that modify or change the terms and conditions of Agreement Number 20070105.006.C shall apply to this Order only.
1.	Description of Material and/or Services:

Supplier shall provide support of AT&T’s EMEA (Europe, Middle East, Africa) MACD (Move, Add, Change, and Delete) Billing Review Program (hereinafter, “Program(s)”). Supplier agrees to provide the Work described above and in Attachment A entitled “STATEMENT OF WORK”, dated July 1, 2007, attached hereto and made a part hereof.
2.	Duration of Order:

This agreement shall be effective from July 1, 2007 through June 30, 2008.
3.	Location:

Supplier shall perform the Work in Supplier’s location in Grand Junction, CO.
4.	Pricing Schedule:

This Pricing Schedule shows the amounts to be paid to Supplier for Work to be performed under this Order following receipt and Acceptance by AT&T. Invoices shall be submitted based on the number of “actual” hours worked based on time and title per month and hours worked shall exclude any non-production activity, including but not limited to lunchtime, break time, holidays, vacations, sick-time.

Description	U.S. Hourly Rate
Billing Review Specialist	$[*]
Area Manager	$[*]
*Training	$[*]
*Does not include refresher, continuation or attrition training, which shall be at Supplier’s sole cost and expense.
Supplier agrees that the rates provided above are all inclusive of the costs for the Program, which includes but are not limited to the following items, and no other charges shall be billed to AT&T.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Agreement No. 20070105.006.C
Order No. 20070105.006.S.007

1.	Training (refresher, continuation and attrition training)

2.	Travel and Living

3.	Pagers

4.	Program/Account management functions and personnel

5.	Development and issuance of reports

6.	Recruiting

7.	Systems Access and Requirements

8.	Systems — Managing and Maintaining equipment and access

9.	Postage

10.	Telecommunication Costs

11.	Copies
5.	Payment:

Payment shall be made monthly based on Work completed and Accepted which was performed in the prior month.
6.	Invoices/Billing Information:

Invoices against this Order shall include Agreement 20070105.006.s.007and reflect the current Purchase Order Billing Number [*] and shall be submitted to the following:

If Supplier is enabled to transact business with AT&T using the internet-based Ariba Supplier Network (“ASN”), Supplier agrees to submit invoices in electronic form to AT&T’s Accounts Payable organization through the ASN. If Supplier is not so enabled, it agrees to submit invoices to AT&T Accounts Payable, PO Box 66960, St. Louis, MO. 63166-6960. Supplier shall submit invoices promptly upon the later of (1) completion of shipment of all the deliverables, or (2) receiving notice that the Work has been completed to AT&T’s reasonable satisfaction. Invoices shall contain such information as AT&T may reasonably request. Invoices shall be submitted in accordance with the schedule shown in Section R of Attachment A. Unless this Agreement calls for payment at a later time, invoices shall be payable [*] days after receipt of an accurate invoice by AT&T’s Accounts Payable organization. Payment of invoices shall not waive AT&T’s rights to inspect, test or reject.

Copies with all supporting documentation to be sent to:
[*]
[*]
Email: [*]
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Agreement No. 20070105.006.C
Order No. 20070105.006.S.007

7.	Project Manager/Point of Contact:

The project manager and/or point of contact shall be:
[*]
[*]
Email: [*]
8.	Name of Affiliate Ordering Services:

AT&T Corp.
9.	AT&T’s Contract Manager:

AT&T’s Contract Representative is as follows:
[*]
AT&T Corp.
[*]
One AT&T Way
Bedminster, NJ 07921
Email: [*]
Phone: [*]
10.	Supplier Representative:

Supplier’s Representative is as follows:
[*]
StarTek, Inc.
100 Garfield St
Denver, CO 80206
Phone: [*]
[*]
11.	Maximum Expenditure:

Maximum expenditures under this Order shall not exceed [*]. Subject to this maximum and notwithstanding any other provisions in this Order, the total amount payable by AT&T for the Work shall be determined by applying the stated rate of compensation to the Work actually performed by Supplier. Supplier shall not render Work and AT&T shall not be required to pay for Work in excess of the amount above, unless Supplier has first secured an amendment to this Order authorizing the increased expenditure.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Agreement No. 20070105.006.C
Order No. 20070105.006.S.007

IN WITNESS WHEREOF, the Parties have caused this Order to be executed, which may be in duplicate counterparts, each of which will be deemed to be an original instrument, as of the date the last Party signs.

STARTEK, INC.	AT&T SERVICES, INC.

By: /s/ Patrick M. Hayes	By: /s/ Richard Steadman

Printed Name: Patrick Hayes	Printed Name: Richard Steadman

Title: COO	Title: Director, Global Strategic Sourcing

Date: 6/15/07	Date: 7 June 2007

On behalf of AT&T Corp.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Agreement No. 20070105.006.C
Order No. 20070105.006.S.007
Attachment A

July 1, 2007
STATEMENT OF WORK
Attachment A
EMEA MACD Billing Review Program
July 1, 2007
A.	Program Description
Supplier shall provide dedicated and properly trained Billing Review Specialists (“BRS”) and other supporting personnel identified herein to support AT&T’s Europe Middle East, Africa (“EMEA”), Move, Add Change, and Delete (“MACD”) and New Site Billing Review program, referred to as the “EMBR” program.
The initial BRS team will be performing bill reviews on MACD and New Site service requests to ensure the bill is correctly billed at the correct rate, discounts are applied correctly and waivers are applied if appropriate. Each BRS shall use a variety of tools to perform the bill reviews. Service request (MACD) will be emailed to the BRS. The BRS will then verify the rates, discounts on the bill. If there are discrepancies the BRS will then enter a dispute into the AT&T Customer Care Center, for investigation via AT&T’s Invoice Dispute Management System (IDMS) for correction and any necessary adjustments.
As the AT&T completes any Billing Review Automation Tools, the Supplier’s BRS team shall test these systems with AT&T, by using the tools in a Controlled Introduction (“CI”) environment.
Supplier’s BRS Responsibilities:
•	Project manage bill review project for EMEA MACD Service Requests to ensure the accuracy of the billing.

•	Perform root cause analysis of systemic issues impacting billing and Accounts Receivable (“A/R”). Work with AT&T’s Dispute Management Centers to resolve customer billing issues and implement long term process or system improvements

•	Track Key Performance Statistics for lifecycle customers
Knowledge and Skill Requirements
Education:
Bachelor’s degree or equivalent preferred (Minimum of High School degree required).
Experience:
Previous experience supporting AT&T programs strongly preferred.
Specialist / Technical:
•	Project Management of complex billing implementations with cross organizational dependencies and deliverables
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Agreement No. 20070105.006.C
Order No. 20070105.006.S.007
Attachment A

July 1, 2007
•	Service specific knowledge such as Accu-ring, Frame/ATM, Private Line EMEA Electronic Virtual Private Network (“eVPN”)

•	Familiar with AT&T’s Business Services financial and provisioning systems:
•	Oracle,

•	Invoice Dispute Management System (IDMS)

•	Global Account Management System G/AMS

•	Billing Rule Management (BRM)

•	INFQ QMF (Production Report,),

•	DOCVIEWER)

•	Service Manager

•	Post-Customer Signature Custom Contract Status Tool (PCS — Homer)
•	Familiar with AT&T billing and service delivery platforms (i.e. ORACLE)

•	Knowledge of customers billing format, contract and media types

•	Knowledge of the dispute resolution process and supporting organizations

•	Advanced Microsoft Office skills
Professional:
•	Demonstrated strong oral and written communication skills as well customer interface skills

•	Detail oriented with strong analytical skills

•	Must have high energy level and self-initiative
B.	Hours/Days of Operation

Supplier shall perform the Work Monday through Friday between 9:00 a.m. to 6:00 p.m. Eastern Time (“ET”).

Supplier shall manage the BRS Full Time Equivalents (“FTEs”) to cover the time periods set forth above. BRSs shall not exceed [*] hours in any given week without prior written approval by AT&T.

The above hours and/or days of operation are subject to change as agreed upon or designated in writing by AT&T.
C.	Overtime

All overtime must be authorized in advance in writing by AT&T and will be compensated at [*] times the standard hourly rate.
D.	Holidays

Supplier shall not perform nor invoice for work on AT&T’s observed holidays shown below unless requested by AT&T in writing. If such holiday(s) are approved by AT&T in writing, Supplier shall invoice AT&T at [*] times the standard hourly rate.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Agreement No. 20070105.006.C
Order No. 20070105.006.S.007
Attachment A

July 1, 2007

New Years Day	Thanksgiving Day
Memorial Day	Day After Thanksgiving
Independence Day	Christmas Day
Labor Day
E.	Staffing

Supplier shall initially provide [*] BRS FTE’s to perform the work pursuant to the Supplier’s BRS Key Responsibilities set forth in Section A.

AT&T reserves the right at anytime, in its sole discretion, to increase or decrease the number of BRSs by providing written notice to Supplier, for any reason whatsoever, including without limitation the following conditions: performance issues and/or changes in volume growth.
F.	Span of Control

Supplier shall provide [*] dedicated Area Manager (“AM”) for every [*] BRSs that are staffed to provide leadership and support to the BRS’s. The Area Managers to BRS ratio may deviate based on the needs of the business with prior written approval by the AT&T Program Manager.
G.	Training

AT&T currently has various training programs for providers of the Program. If AT&T has an existing training program relating to particular work at the time of execution of this Order, AT&T may provide such training program to Supplier, at AT&T’s sole discretion, to allow Supplier to train its employees.

AT&T representatives will deliver the initial training. For any AT&T activities or services where Supplier currently has an existing training module, AT&T can request that Supplier conduct this training internally. Supplier trainers shall participate in such training programs, at no cost to AT&T. AT&T reserves the right to determine the number of Supplier trainers and such training shall take place at Supplier’s facility. If AT&T requires the trainers to be trained at AT&T’s’ facility, the parties will mutually agree in writing on any travel and living expenses.

The total training time for new BRSs with experience supporting AT&T work is estimated at [*] hours. The total training time for new BRSs without experience supporting AT&T work is estimated at [*] hours. Estimates are subject to change upon written notification by AT&T. AT&T agrees to pay for such training pursuant to the Training rate set forth in Section IX Pricing Schedule. Supplier shall not invoice AT&T for any hours above the hours set forth herein unless advance written approval is obtained. Supplier agrees that training class size shall be no greater than [*] BRSs without AT&T’s written approval. Supplier shall provide AT&T with any requested copies of all testing materials and test scores.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Agreement No. 20070105.006.C
Order No. 20070105.006.S.007
Attachment A

July 1, 2007
Supplier shall be responsible for all costs associated with refresher, continuation and attrition training, while AT&T will be responsible for the training costs related to program growth pursuant to the Training rate shown in Section IX Pricing Schedule.
H.	Systems

The following AT&T systems shall be used by Supplier’s BRS team in Grand Junction, CO, subject to change as deemed necessary by AT&T.
•	Oracle,

•	Invoice Dispute Management System (IDMS),

•	Global Account Management System G/AMS,

•	Billing Rule Management (BRM),

•	INFQ QMF (Production Report),

•	DOCVIEWER

•	Service Manager

•	Post-Customer Signature Custom Contract Status Tool (PCS — Homer)
I.	Direct Measures of Quality (“DMOQs”)

Supplier shall adhere to the DMOQs shown below. AT&T reserves the right to revise and/or add DMOQs at AT&T’s sole discretion by providing written notice, and Supplier agrees that it shall adhere to such revised/additional DMOQs.

DMOQ requirements:

Description	Metric
# of Bill Reviews	[*] % bill reviews completed within [*] days of invoice date
Review on Defects	Invoice to capture cycle time <= to [*] days
J.	Reporting

AT&T will provide Supplier timely access to the data necessary, as solely determined by AT&T, to generate the required daily, weekly, and monthly status reports, which shall be provided by Supplier, at no additional charge.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Agreement No. 20070105.006.C
Order No. 20070105.006.S.007
Attachment A

July 1, 2007
K.	Workforce Management Plan

Supplier shall provide AT&T with a minimum [*] notice of any planned changes (not including resignations) to Area, Program, District and Division Manager position staffing. Whenever an individual in one of these positions is replaced, Supplier shall provide AT&T with a documented candidate selection and transition process, along with a description of the proposed candidate’s skills and experience.
L.	Post Outage Review and Root Cause Analysis

In the event any telecommunications services or processes are not operating properly, Supplier shall take immediate and appropriate action in accordance with Supplier’s business continuity plan to rectify the malfunction and shall immediately notify AT&T Representative within [*] of the service-affecting situation and of remedial action taken.

Supplier shall provide root cause analysis and/or post outage review to AT&T within [*] hours after an outage or by close of business Monday if the trouble occurs on Friday after an outage, including the testing of all failed components, analysis of failures, identification of chronic and systemic problems, implementation of fixes and monthly reporting on component failures and actions taken. Results of the root cause analysis shall be provided to AT&T in writing in a format mutually agreed to by the parties. The post outage review shall cover the details of the incident and the actions taken for resolution and prevention.
M.	Network Security Requirements

AT&T is currently reviewing its Network Security policies and procedures. The outcome of this review may require AT&T to implement additional security requirements above and beyond the Data Connectivity Agreement (“DCA”) associated with this Agreement. AT&T may require Supplier’s employees to obtain security clearances in order to access and use AT&T systems. If AT&T implements additional security requirements, both parties shall cooperate and mutually agree on implementation of such security requirements.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.